Exhibit 99.1

NXU, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Nxu, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nxu, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as of December 31, 2022, the Company had recurring losses from operations and an accumulated deficit. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Prager Metis CPAs, LLP

We have served as the Company’s auditor since 2020.
El Segundo California
March 16, 2023 (September 18, 2023 as to Note 1 and Note 11, under the heading “Reorganization, Merger and Incorporation of Nxu, Inc.”)

F-2

NXU, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash	$2,701	$3,146
Prepaid expenses and other assets	966	290
Total current assets	3,667	3,436

Property and equipment, net	2,441	980
Intangible assets, net	10	11

Right-of-use assets	798	-
Security deposits	101	90
Vendor deposits	21	96

TOTAL ASSETS	$7,038	$4,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,523	$66
Accrued expenses	1,686	167
Payroll tax liabilities	10	57
Contract Liability	523	-
Paycheck protection program loan	-	397
Current portion of deferred rent	-	22
Current portion of finance lease liability	157
Current portion of lease liability	344	-
Total current liabilities	4,243	709

Deferred rent	-	104
Lease liability, net of current portion	558	-
Warrant liability, at fair value	374
Convertible debt, at fair value	10,911

Total liabilities	16,086	813
Commitments and contingencies (Note 9)

Stockholders’ equity
Class A Common stock, par value $0.0001; 54,307,968 shares authorized; 9,763,838 issued and outstanding as of December 31, 2022; 6,854,576 issued and outstanding as of December 31, 2021.	1	1
Class B Stock, par value $0.0001; 41,925,572 authorized; 31,125,370 issued and outstanding at December 31, 2022; 25,725,370 issued and outstanding at December 31, 2021.	3	2
Class C Stock, par value $0.0001; 15,000 shares authorized; no shares issued and outstanding at December 31, 2022; 5,000 shares issued and outstanding at December 31, 2021.	-	-
Additional paid-in capital	209,564	151,733
Accumulated deficit	(218,616)	(147,936)

Total stockholders’ equity	(9,048)	3,800

Total liabilities and stockholders’ equity	$7,038	$4,613

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NXU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per-share data)

	Years Ended December 31,
	2022	2021

Revenue	$-	$-

Operating expenses:
Stock based compensation	41,502	123,245
Research and development	9,648	4,429
General and administrative	12,353	3,329
Advertising	5,297	2,678
Total operating expenses	68,800	133,681

Operating loss	(68,800)	(133,681)

Other income (expense):
Paycheck protection program forgiveness	397	-
Loss on disposal of property and equipment	(152)	-
Interest expense	(7)	-
Other income	166	(55)
Net loss on convertible debt and warrant liability	(2,285)
Total other income	(1,881)	(55)

Net Loss	$(70,681)	$(133,736)

Loss per share, basic	$(8.88)	$(10.77)

Weighted average number of common shares outstanding used in computing loss per share:	7,961,009	12,417,226

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NXU, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Common Stock
	Class A		Class C		Class B
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Additional Paid- in Capital	Accumulated Equity (Deficit)	Total
Balance at December 31, 2020	14,845,067	$2	-	$-	-	$		$13,378	$(14,199)	$(819)
Common Stock issued for cash	1,977,009							14,542		14,542
Series B Stock Issued					25,725,370		2			2
Founder Class A shares relinquished	(10,000,000)	(1)								(1)
Shares issued for services and rent guarantees	32,500		5,000	1				568		569
Stock based compensation								123,245		123,245
Net Loss									(133,736)	(133,736)
Balance at December 31, 2021	6,854,576	$1	5,000	$1	25,725,370		$2	$151,733	$(147,935)	$3,802

Common Stock issued for cash	2,475,616	-						15,302		15,302
Shares issued for services and rent guarantees	151,546	-	5,000	-				89	-	89
Series B Stock Issued					5,400,000		1			1
Exchange of Class C to Class A	75,000	-	(10,000)	(1)				572		571
Stock based compensation	170,000	-						41,608		41,608
Options exercised to stock	37,100	-						260		260
Net Loss									(70,681)	(70,681)
Balance at December 31, 2022	9,763,838	$1	-	$-	31,125,370		$3	$209,564	$(218,616)	$(9,048)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NXU, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(70,681)	$(133,736)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	348	89
Employee stock based compensation	41,502	123,245
Non-employee stock compensation	768	186
Forgiveness of Paycheck Protection Loan	(397)	(93)
Loss on the fair value of Convertible debt and Warrant liability	2,285
Loss on the sale of property and equipment	152	-

Changes in assets and liabilities:
Prepaid expenses and other current assets	(676)	(285)
Accounts payable	1,211	(56)
Accrued expenses	1,520	70
Payroll tax liabilities	(47)	(555)
Net change in operating lease assets and liabilities	(22)
Contract liability	523	-
Deferred rent		(12)
Security deposits	(11)	(3)
Vendor deposits	75	(38)

Net cash used in operating activities	(23,450)	(11,188)

Cash flows from investing activities:
Purchases of property and equipment	(1,787)	(1,019)
Addition of intangible assets	-	(12)
Proceeds from sale of property and equipment	230	-

Net cash used in investing activities	(1,557)	(1,031)

Cash flows from financing activities
Proceeds from stock issuance	15,302	14,925
Proceeds from the issuance of convertible debt	9,000
Proceeds from exercised stock options	260
Proceeds from paycheck protection loan	-	397

Net cash provided by financing activities	24,562	15,322

Net (decrease) increase in cash	(445)	3,103
Cash, beginning of period	3,146	43
Cash, end of period	$2,701	$3,146
Supplemental disclosure of cash flow information:
Cash paid for interest	$7	$1
Supplemental disclosures of non-cash activity:
Purchases on account related to property and equipment	$232	$-
Incremental expense on Class C to Class A stock exchange	$572	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NXU, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

Reorganization, Merger and Incorporation of Nxu, Inc.

On May 12, 2023, Atlis Motor Vehicles Inc. (“Atlis”) completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023 (the “Reorganization Agreement”), by and among Atlis, Nxu, Inc., a Delaware Corporation (the “Company” or “Nxu”), and Atlis Merger Sub, Inc., a Delaware corporation and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Nxu (“Merger Sub”). The Reorganization Agreement provided for the merger of Atlis and Merger Sub, with Atlis surviving the merger as a wholly-owned subsidiary of Nxu (the “Reorganization Merger”). The Reorganization Agreement was approved and adopted by Atlis’s stockholders at Atlis’s Special Meeting of Stockholders, which was held on May 9, 2023.

The directors and executive officers of Nxu immediately following the completion of the Reorganization Merger are the same individuals who were directors and executive officers, respectively, of Atlis as of immediately prior to the Reorganization Merger.

Upon completion of the Reorganization Merger, Nxu Class A Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder and for purposes of Rule 12g-3(a), Nxu is the successor issuer to Atlis. Future filings by Nxu with the Securities and Exchange Commission (the “SEC”) will be filed by Nxu under Atlis’s existing CIK number: 0001722969.

Transactions that occurred in connection with the Reorganization Merger are considered transactions between entities under common control, and thus the financial statements for periods prior to the Reorganization Merger have been adjusted to combine the previously separate entities for presentation purpose.

Organization

Nxu, Inc. (the “Company” or “Nxu”), a Delaware corporation based in Mesa, Arizona, was incorporated in 2016 under the name “Atlis Motor Vehicles Inc.” Nxu is a vertically integrated, electric vehicle technology ecosystem company committed to electrifying vehicles and equipment for Work. The Company is developing three products to meet the needs of our target customer, proprietary Nxu battery cell and pack technology, a modular and scalable electric powered platform and an electric pickup truck. The Nxu battery technology is the core of the Company’s hardware platform and is designed to be capable of charging a full-size pickup in less than 15 minutes.

Basis of Presentation

The Company’s financial statements are prepared in conformity with U.S. generally accepted accounting principles (GAAP), which requires us to make estimates based on assumptions about current, and for some estimates, future economic and market conditions which affect reported amounts and related disclosures in our financial statements. Although our estimates contemplate current and expected future conditions, it is reasonably possible that actual conditions could differ from our expectations, which could materially affect our results of operations, our financial position and cash flows.

The presentation of certain prior period amounts have been adjusted to reflect current period classifications and presentation. Specifically, Research and development costs now include Research and development related employee compensation as well as Research and development, materials and equipment. General and administrative expenses include employee compensation specific to general and administrative expenses as well as Legal and other general and administrative expenses.

References to amounts in the consolidated financial statement sections are in thousands, except share and per share data, unless otherwise specified.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During the year ended December 31, 2022, the Company incurred a net loss of $70.7 million and had net cash flows used in operating activities of $23.5 million. On December 31, 2022, the Company had $2.7 million in cash and an accumulated deficit of $218.6 million.

F-7

The Company cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for the Company to raise additional capital on an immediate basis. Additionally, Company cannot provide any assurance that access to capital will be readily available when needed.

These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date these financial statements are issued. Company management is addressing this risk by pursuing all available options for funding including accessing the public markets through public listing. On September 27, 2022, the Company registered its Regulation A Class A shares with the SEC and listed on Nasdaq under the ticker symbol “AMV.” Additionally, as disclosed in Note 14, in January 2023, the company received the second tranche of funding related to its convertible debt agreement entered into on November 4, 2022. Net proceeds were $9 million. Further, in February 2023, the company consummated a public offering of 8.3 million units of Company stock at an effective public offering price of $1.56 per unit for gross proceeds of approximately $13 million. Each unit consists of (i) one share of Class A common stock, (ii) 0.65 Series A warrants to purchase 0.65 shares of Class A common stock and (iii) 0.75 Series B warrants to purchase 0.75 shares of Class A common stock, each such warrant being exercisable from time to time for one share of Class A common stock at an exercise price of $1.56. The Company plans to continue considering all avenues available to it in order to obtain the necessary capital to be able to continue as a going concern and to execute on our business objectives including but not limited to debt financing, private placements, and equity lines of credit. The Company’s success is dependent upon achieving its strategic and financial objectives, including continuing to acquire capital through public markets.

Change in Accounting Policy

The Company has opted for an effective adoption date of January 1, 2022, for the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. At the transition date, the operating lease ROU asset and operating lease liability were $1.1 million and $1.2 million, respectively. The difference between the ROU asset and operating lease liability is due to deferred rent and prepaid rent balances that were reclassified as a component of the ROU asset at the transition date. The Company recorded a right of use asset, current portion of lease liability and lease liability, net of current portion in the amounts of $798 thousand, $344 thousand and $558 thousand, in the condensed consolidated balance sheets at December 31, 2022. See Note 8 for more information.

2.	Summary of Significant Accounting Policies

Recent Accounting Pronouncements and Summary of Significant Accounting Policies

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (“ASC 740”). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021.  The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted.  The Company does not expect this update to have a material impact on its consolidated financial statements.

In August 2020, the FASB issued Accounting Standards Update 2020-06 (ASU 2020-06). ASU 2020-06 eliminates the beneficial conversion feature and cash conversion models in Accounting Standards Codification 470-20 that require separate accounting for embedded conversion features in convertible instruments. The new guidance also eliminates some of the conditions that must be met for equity classification under ASC 815-40-25. The standard is effective for smaller reporting companies for annual periods beginning after December 15, 2023. Early adoption is permitted. The Company has chosen to early adopt this standard for the period ended December 31, 2022.

The Company has reviewed all recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact on its consolidated financial statements.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Due to uncertainties, actual results could differ from the estimates and assumptions used in preparation of the consolidated financial statements.

Segment Reporting

The Company evaluated segment reporting in accordance with Accounting Standards Codification 280 – Segment Reporting (“ASC 280”) and concluded that Nxu is comprised of one operating segment. The Company reports segment information based on the operating results regularly reviewed by the chief operating decision maker to make decisions about resource allocation and the performance of the business.

F-8

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents.

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

The Company’s cash and cash equivalents accounts are held at a financial institution and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250 thousand. From time to time, the Company’s bank balances exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institution in which it holds deposits.

Advertising

The Company began utilizing media networks, including, but not limited to online and social media presence to build awareness for the product and brand. Advertising costs for the year ended December 31, 2022, were $5.3 million. Advertising costs for the year ended December 31, 2021, were $2.7 million.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, but no less than quarterly, to reduce deferred tax assets to the amounts expected to be realized.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful life of each asset. Estimated useful lives for significant classes of assets are currently 5 years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized according to their estimated useful lives or over the lease term for leasehold improvements. The Company capitalizes property and equipment with an initial value over $2,500.

Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such facts and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Depending on the asset, estimated fair market value may be determined either by use of the discounted cash flow model or by reference to estimated selling values of assets in similar condition. There were no impairment charges for the years ended December 31, 2022, or December 31, 2021.

Research and Development Expenses

Research and development costs are charged to operations when incurred and are included in Operating expenses on the consolidated statements of operations. The Company recorded $9.6 million in Research and development expenses for the year ended December 31, 2022 of which $6 million was related to employee compensation and $3.6 million was related to materials and equipment purchases, primarily related to battery and platform research and development activities. In the year ended December 31, 2021, the Company recorded $2.8 million and $1.6 million in Research and development employee compensation and materials and equipment, respectively for a total of $4.4 million for the year ended December 31, 2021.

General and administrative expenses

General and administrative costs include salaries related to non-production and non research and development employees, legal and other professional fees, rent and other general expenses incurred by the company. The company recorded $12.4 million in general and administrative expenses consisting of $3.8 million in employee compensation and $8.6 million in legal and other expenses for the year ended December 31, 2022. The Company recorded $3.3 million in general and administrative expenses in the year ended December 31, 2021 consisting of $1.2 million in employee compensation and $2.1 million in legal and other expenses.

F-9

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period, which is the vesting period. Forfeitures are accounted for as they occur in accordance with ASC 718-10-35-3.

The Company uses the Black-Scholes option-pricing method for valuing stock option awards. Calculating the fair value of stock option awards requires the input of subjective assumptions. Other reasonable assumptions could have a material impact on the Company’s stock-based compensation expense and therefore, its operational results.

Stock Issued for Services

The Company periodically grants common stock awards to non-employees in exchange for services. The fair value of the stock-based compensation awards granted is based on the fair value of the award on the grant date. Stock-based payments are recorded on the consolidated statements of operations in the same manner and to the same financial statement line item as it would have been had such settlement been made in cash.

Contract Liability

The Company defers the recognition of revenue when cash payments are received or due in advance of satisfying its performance obligations, including amounts which are refundable. The Company recorded no Contract Liability at December 31, 2021 and $523 thousand at December 31, 2022.

Other income, net

Other income primarily consists of realized and unrealized gains and losses on convertible debt and warrant liabilities, gains and losses on the sale of property and equipment and gains on forgiveness of the Company’s Paycheck Protection Program.

Fair Value of Financial Instruments.

Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets and liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets as of December 31, 2022, and 2021. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of December 31, 2022, and 2021, due to the short maturities of such instruments.

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2022, or for the year ended December 31, 2021.

F-10

3.	Property and Equipment

Property and equipment consist of the following (in thousands):

	As of December 31,
	2022	2021

Leasehold improvements	$261	$130
Office equipment	114	64
Tools and plant equipment	2,354	830
Vehicles	70	59

Less—Accumulated depreciation	(358)	(103)
Property and equipment, net	$2,441	$980

Depreciation expense for the years ended December 31, 2022, and December 31, 2021, were $348 thousand and $89 thousand, respectively. Property and equipment include tools and plant equipment obtained under capital lease in the amount of $232 thousand. The equipment is being depreciated over 5 years. The capital lease was entered into on July 1, 2022, and is payable over 18 months at 7% interest with monthly installments of $14 thousand. The company had an outstanding balance of $157 thousand on the capital lease at December 31, 2022

4.	Intangible Assets

Intangible assets consist of the following (in thousands):

	As of December 31,
	2022	2021
Patents	$12	$12
Less—Accumulated amortization	(2)	(1)
Intangible assets, net	$10	$11

The Company recorded amortization expense related to patent number 11.069.945 on July 20, 2021. The Company amortizes patents using the straight-line method over the estimated useful life of the patent, which is ten 10 years. The Company recorded amortization expense of $1 thousand during the year ended December 31, 2022. The Company recorded amortization expense of $1 thousand for the year ended December 31, 2021.

5.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded a valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards.

Deferred income tax assets are comprised of the following at December 31, 2022, and 2021 (in thousands):

	2022	2021
Deferred income tax assets:	$51,919	$34,912
Valuation allowance	(51,919)	(34,912)
Net total	$-	$-

At December 31, 2021, the Company had net operating loss carryforwards of approximately $16.5 million which will carryforward through 2037. The Company’s current year net operating loss will carry forward indefinitely.

In December 2017, the U.S. Tax Cuts and Jobs Act of 2017 ("Tax Act") was enacted into law which significantly revises the Internal Revenue Code of 1986, as amended. The newly enacted federal income tax law, among other things, contains significant changes to corporate taxation, including a flat corporate tax rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted taxable income, limitation of the deduction for newly generated net operating losses to 80% of current year taxable income and elimination of net operating loss ("NOL") carrybacks, future taxation of certain classes of offshore earnings regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits beginning in 2018.

F-11

The Company generated an income tax benefit of $14.9 million for the year ended December 31, 2022. The Company has increased its valuation allowance accordingly as the Company's ability to generate sufficient taxable income to utilize its net operating loss carry forwards is uncertain. The Company’s deferred tax balances primarily consist of its operating loss carryforwards.

Reconciliation between the statutory rate and the effective tax rate is as follows at of December 31, 2022, and 2021:

	2022	2021
Effective Tax Rate Reconciliation:

Federal statutory tax rate	21%	21%
State taxes, net of federal benefit	-%	-%
Change in valuation allowance	(21%)	(21%)
Effective Tax Rate	-%	-%

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. At December 31, 2022, and 2021 the Company did not have any unrecognized uncertain tax positions or any associated interest and penalties.

The Company's federal income tax returns for tax years ended December 31, 2019, and beyond remain subject to examination by the Internal Revenue Service. The returns for Arizona, the Company's most significant state tax jurisdiction, remain subject to examination by the Arizona Department of Revenue for tax years ended December 31, 2017, and beyond.

6.	Paycheck Protection Program Loan

On February 11, 2021, The Company was granted a loan from Washington Federal Bank, in the aggregate amount of $397 thousand, pursuant to the Paycheck Protection Program (“PPP”). The loan was granted under the provisions of the second offering of PPP loans by the Small Business Association. The loan, which was in the form of a Note dated February 11, 2021, issued to the Company, was to mature February 11, 2026, and bore an interest at a rate of 1.0% annually. The Note was allowed to be prepaid by the Borrower at any time prior to the maturity with no prepayment penalties. Funds from the loan were to only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities and interest on other debit obligations incurred before February 15, 2020. On April 13, 2022, the Company received notice that the note was fully forgiven. As a result, the Company recorded Other income in the amount of $397 thousand in its condensed consolidated statements of operations for the year ended December 31, 2022.

On April 30, 2020, The Company was granted a loan from Washington Federal Bank, in the aggregate amount of $93 thousand, pursuant to the PPP under Division A, Title 1 of the CARES Act, which was enacted March 27, 2020. This PPP note was fully forgiven on July 12, 2021.

7.	Net Loss per Share

Net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares of Class B common stock as these shares do not participate in the earnings of the Company. For the years ended December 31, 2022, and 2021, respectively, the Company’s basic and diluted net loss per share were the same because the Company generated a net loss for each period and potentially dilutive securities are excluded from diluted net loss per share as a result of their anti-dilutive impact. The Company’s basic net loss per share was $8.88 and $10.77 for the years ended December 31, 2022, and 2021, respectively. Potentially dilutive securities represented approximately 55.9 million (consisting of 45.7 million options and RSUs, 231 thousand warrants, and 10 million shares related to convertible debt) and 46.8 million options and RSUs for the years ended December 31, 2022, and 2021, respectively.

8.	Leases

Operating Lease

The Company adopted ASC 842, Leases (“ASC 842”), on January 1, 2022. Consequently, financial information has not been updated for dates and periods before this date. Additionally, the Company chose to elect certain relief options offered in ASC 842 including the package of practical expedients, the option to account for separate lease and non-lease components as a single unit, and the option to exclude right-of-use assets and lease liabilities that arise from short term leases (i.e., leases with terms of twelve months or less). Under ASC 842, the Company determines if an arrangement is a lease at inception. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date of the lease based on the present value of lease payments over the lease term. The Company’s lease consists of mixed-use office and warehouse space in Mesa, Arizona. The Company’s lease evaluation may include options to terminate the lease when it is reasonably certain that the Company will exercise such options. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for amortization of the ROU asset is recognized on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees, material restrictions or covenants. The Company had a weighted average remaining lease term of 5 years and a weighted average discount rate of 3.25%, which was determined based on the United States Prime borrowing rate at the lease commencement date, as the rate implicit in the lease was not readily determinable.

F-12

The Company’s aggregate lease maturities as of December 31, 2022, are as follows (in thousands):

Year
2023	$368
2024	379
2025	194
Total minimum lease payments	941
Less imputed interest	(39)
Total operating lease liabilities	$902

Financing Lease

The Company entered into a capital lease agreement on July 1, 2022, with a vendor to purchase equipment to be used in research and development. The terms of the note are 18 months at 7% interest payable in monthly installments of $14 thousand. The Company recorded a total of $157 thousand in the current portion of Lease liability line item in the condensed consolidated balance sheets at December 31, 2022, in relation to this agreement.

The following table provides information about the financial statement classification of our lease expenses reported within the Consolidated Statements of Comprehensive Income for the years ended December 31, 2022 and December 31, 2021 (in thousands):

		2022	2021
Lease Expense Category:	Classification

Operating Lease Expense	General and administrative expenses Legal and other	$335	$457
Finance lease expense:
Amortization of leased assets	General and administrative expenses Legal and Other	23	-
Interest on lease liabilities	Interest expense	7	-
Total lease expense		$365	$457

9.	Commitments and Contingencies

Registration Rights

The holders of the 2022 convertible note that was issued will have registration rights to require the Company to register the sale of its debt securities held by them pursuant to a registration rights agreement to be signed in conjunction with the convertible note.

Legal Proceedings

The Company is not currently subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings threatened against the Company. From time to time, the Company may be a party to certain legal or regulatory proceedings in the ordinary course of business. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, management does not expect that any such future proceedings will have a material effect on the Company’s financial condition or results of operations.

10.	Vendor Deposits

During 2021, the Company paid $60 thousand to Salt River Project, an Arizona utility company, as a refundable deposit for engineering services for implementation of additional electricity capacity to facilitate the development of the Company’s 1.5MW charging capabilities. In 2022, this contract was cancelled, and the deposit was refunded. Additionally, the Company recorded a total of $38 thousand in 2021 for deposits on equipment purchases to be delivered at future dates. At December 31, 2022, the company had total Vendor deposits of $20 thousand related to deposits on equipment.

F-13

11.	Stock Based Compensation and Common Stock

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, (“ASC 718”). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period, which is the vesting period.

Prior to and up until the quarter ended September 30, 2021, the Company awarded employees grants in common stock as part of employee compensation, which typically vested over four years. Upon vesting, the company recorded employee stock compensation to additional paid-in-capital as the shares were vested but not issued. The share value was calculated based on the most recent funding event. Subsequently, the Company changed its accounting policy to value company shares based on appraisal of fair market value that considered all available information material to the value of the Company, including the present value of anticipated future cash flows and other relevant factors such as a discount for lack of marketability. The same method was applied retrospectively to value stock grant awards in prior years.

On August 24, 2021, the Company offered employees the option to convert their vested stock grants into stock options at weighted average conversion ratio of approximately 6.64 options for every share grant. A condition of the conversion was the relinquishment of all prior awarded stock through the August 24, 2021, conversion date. Although not all, a majority of former and current employees at the time elected to convert their shares to options. The Company accounted for this transaction as a modification as per ASC 718. As a result, the company recorded approximately $115 million of incremental compensation expense as of December 31, 2021. The originally vested stock grants were unissued as of the modification date with the exception of 10,000,000 Class A shares held by the Company’s Chief Executive Officer, who subsequently relinquished these on August 24, 2021.

On August 24,2021, the Company issued 25,725,370 Class B stock to the Company’s Chief Executive Officer and the President.

Between August 24, 2021, and December 31, 2021, the Company awarded 578,400 stock options to new employees, non-employees and to our Board of Directors.

On June 17, 2022, the Company agreed with a third party who provided a rent guarantee to the Company’s landlord on the Company’s building in Mesa, Arizona to exchange 75,000 shares of Class A common stock for 10,000 shares of Class C common stock. The Company recorded General and Administrative expenses of $572 thousand on the Company’s Condensed Consolidated Statements of operations for the year ended December 31, 2022, resulting from consideration provided for the loss of perquisites afforded to the Class C shareholder.

The Company recorded $41.5 million and $123.2 million in stock based compensation expense for the years ended December 31, 2022, and 2021, respectively.

The Company uses the Black-Scholes option-pricing method for valuing stock option awards. Calculating the fair value of stock option awards requires the input of subjective assumptions. Other reasonable assumptions could provide differing results. The fair value of stock options at the grant date was determined using the following assumptions for the years ended December 31, 2022, and 2021.

	Years ended December 31,
	2022	2021

Expected average life (years)	7.0	7.0
Expected volatility	75.33%	73.56%
Risk-free interest rate	1.65%	0.06%
Expected dividend yield	-%	-%

Compensation expense was determined by applying the Black-Scholes model on the appraised value of the underlying share price for each stock on the grant date.

F-14

A summary of the Company’s outstanding stock options and restricted stock units (“RSU”) as of December 31, 2022, and changes during the year is presented below:

	Options			RSUs
	Shares	Weighted average exercise price	Weighted average contractual term (in years)	Shares	Weighted average grant date fair value
Outstanding, December 31, 2021	45,486,067	$7.00	7	1,344,657	$-
Granted	946,800		7	110,000	7.00
Exercised	(37,100)	-		-	-
Forfeited	(899,063)	7.00		(7,456)	-
Shares issued	-			(1,278,858)
Unissued shares converted to options	78,343			(78,343)
Expired	-	-		-	-
Outstanding, December 31, 2022	45,575,047	$7.00	7	90,000	7.00
Exercisable, December 31, 2022	33,425,287	$7.00	7	-	-

Common Stock

The total number of shares of common stock the Company has authority to issue is 96,248,541 at $0.0001 par value per share.

In 2021 and 2022, the Company issued Class B shares of Common Stock. These shares are not traded openly or available for sale to the public. Class B shares are offered only to the President and the Chief Executive Officer of the Company. Each Class B share of common stock is granted ten votes compared to Class A shares of common stock which are granted one vote per share. The shares of Class B Stock are not entitled to receive any dividends or any distribution on a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Class B shares are not convertible, are deemed to have no economic value, and upon a holder’s cessation of service to the Company, such holder shall, on the one-year anniversary of such cessation, surrender to the Company for no consideration all shares of Class B Stock owned by such holder. Class B stock were issued to the Chief Executive Officer and President in the amount of 31,125,370 shares as of December 31, 2022.

The breakdown of common stock by class at December 31, 2022, and December 31, 2021, were as follows:

	December 31,
	2022	2021

Class A	9,763,838	6,854,576
Class C	-	5,000
Class B	31,125,370	25,725,370
Total Shares Outstanding	40,889,208	32,584,946

Reorganization, Merger and Incorporation of Nxu, Inc.

As described in Note 1, on May 12, 2023, Atlis Motor Vehicles Inc. (“Atlis”) completed its Reorganization merger to Nxu, Inc., a Delaware Corporation (the “Company” or “Nxu”). At the effective time of the Reorganization Merger, all of the issued and outstanding shares of Atlis’s Class A common stock, par value $0.0001 per share (“Atlis Class A Common Stock”) were converted automatically on a one-for-one basis into shares of Nxu’s Class A common stock, par value $0.0001 per share (“Nxu Class A Common Stock”) and all of the issued and outstanding shares of Atlis’s Class D common stock, par value $0.0001 per share (“Atlis Class D Common Stock” and, together with Atlis Class A Common Stock, “Atlis Common Stock”) were converted automatically on a one-for-one basis into shares of Nxu’s Class B common stock, par value $0.0001 per share (“Nxu Class B Common Stock” and, together with Nxu Class A Common Stock, “Nxu Common Stock”), and, as a result, the current stockholders of Atlis automatically became stockholders of Nxu, holding the same number and percentage of shares of Nxu Common Stock as they held of Atlis Common Stock as of immediately prior to the Reorganization Merger.

Issuance and conversion of shares of common stock pursuant to the Reorganization Merger are considered transactions between entities under common control. As a result, the condensed consolidated financial statements for periods prior to these transactions have been adjusted to combine the previously separate entities for presentation purposes.

F-15

Pursuant to the Company's Reorganization Merger, each share of Atlis Motor Vehicles, Inc Class A common stock was converted into one validly issued, fully paid and nonassessable share of Nxu, Inc. Class A common stock and each share of Atlis Motor Vehicles, Inc Class D common stock was converted into one validly issued, fully paid and nonassessable share of Nxu, Inc. Class B common stock. Except as otherwise required by applicable law, and the voting rights described below, shares of Class A common stock and Class B common stock shall have the same rights, privileges and powers, rank equally, share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Class A common stock and Class B common stock are subject to and qualified by the rights, powers and preferences of the holders of the preferred stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the preferred stock of any series.

In 2021 and 2022, the Company issued Class B shares of common stock. These shares are not traded openly nor available for sale to the public. Class B shares are offered only to the (1) Chief Executive Officer and (2) President of the Company. At all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A common stock, as such, shall have the right to one (1) vote per share of Class A common stock held of record by such holder and each holder of Class B common stock, as such, shall have the right to ten (10) votes per share of Class B common stock held of record by such holder. The shares of Class B common stock are not entitled to receive any dividends or any distribution upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Class B shares are not convertible, are deemed to have no economic value, and upon a holder’s cessation of service to the Company, such holder shall, on the one-year anniversary of such cessation, surrender to the Company for no consideration all shares of Class B shares owned by such holder. Shares of Class B common stock were issued to the (1) Chief Executive Officer and (2) President in the amount of 31,125,370 shares as of December 31, 2022.

In addition, at the effective time of the Reorganization Merger, (i) each outstanding option to purchase shares of Atlis Class A Common Stock (“Atlis Option”), whether vested or unvested, automatically converted into an option to purchase shares of Nxu Class A Common Stock (a “Nxu Option”) and (ii) each outstanding Atlis restricted share unit (an “Atlis Restricted Share”), whether vested or unvested, automatically converted into a restricted stock unit of Nxu (a “Nxu RSU”). Each Nxu Option is subject to terms and conditions consistent with the Employee Stock Option Plan and the applicable Atlis Option award agreement as in effect immediately prior to the effective time. Each Nxu RSU is subject to terms and conditions consistent with the applicable Atlis Restricted Share award agreement as in effect immediately prior to the effective time.

At the effective time of the Reorganization Merger, (i) each outstanding Senior Secured Original Issue 10% Discount Convertible Promissory Note (an “Atlis Note”) convertible into shares of Atlis Class A Common Stock automatically converted into a Senior Secured Original Issue 10% Discount Convertible Promissory Note convertible into shares of Nxu Class A Common Stock (a “Nxu Note”) and (ii) each outstanding warrant to purchase shares of Atlis Class A Common Stock (an “Atlis Warrant”) automatically converted into a warrant to purchase shares of Nxu Class A Common Stock (a “Nxu Warrant”). Each Nxu Note is subject to terms and conditions consistent with the applicable Atlis Note as in effect immediately prior to the effective time. Each Nxu Warrant is subject to terms and conditions consistent with the applicable Atlis Warrant as in effect immediately prior to the effective time.

In connection with the Reorganization Merger, Nxu replaced Atlis as the publicly held corporation traded on the Nasdaq Stock Market LLC (“Nasdaq”). On May 15, 2023, shares of Nxu Class A Common Stock commenced trading under the ticker symbol “NXU” on Nasdaq.

The total number of shares of all classes of capital stock which the Company has authority to issue is 5,010,000,000 shares, consisting of (1) 5,000,000,000 authorized shares of common stock, including (a) 4,000,000,000 authorized shares of Class A Common Stock, (b) 1,000,000,000 authorized shares of Class B common stock and (2) 10,000,000 authorized shares of preferred stock, par value $0.0001 per share.

12.	Convertible Debt and Warrant Liability

On November 4, 2022, the Company issued the first tranche of the 10% Original Issue Discount Convertible Notes in the aggregate principal amount of $10.0 million for gross proceeds of $9.0 million to various investors. These convertible notes have a maturity date of 24 months from the issuance date. The convertible notes earn interest at a rate of 10% per annum which will only accrue upon an event of default. The convertible notes are convertible solely in common stock of the Company at a conversion price of (a) $15 per share or (b) 92.5% of the average of the three lowest daily VWAP of the Common Stock during the ten trading day period, whichever is lower.  These convertible notes are secured by a first priority security interest in all of the assets of the Company.

F-16

The Company elected the fair value option to account for the 2022 Convertible Notes. As such, the Company recorded the 2022 Convertible Notes at fair value and will subsequently measure them to fair value at each reporting date. Changes in fair value were recognized as a component of other income (expense), net in the consolidated statements of operations. Losses as a result in changes in fair value of the Company’s convertible notes during the year ended December 31, 2022 were as follows (in thousands):

Years ended December 31,
2022

Balance at the beginning of the year	$-
Convertible Debt issued during the period	7,034
Unrealized loss	3,877
Convertible Debt Liability at the end of the year	$10,911

As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.

The following table provides the fair value and contractual principal balance outstanding of the 2022 Convertible debt accounted for under the fair value option as of December 31, 2022:

Amount
Convertible debt fair value	$10,911
2022 Convertible Notes, contractual principal outstanding	$10,000
Fair value less unpaid principal balance	$911

All convertible notes and warrants, by written agreement, provide for a beneficial ownership limitation cap of 4.99% shares of the total issued and outstanding common stock of the Company, at any given time.

Warrant Liability

In connection with the issuance of the convertible note, the investors received a number of warrants equal to 30% of the face value of the convertible note divided by the VWAP prior to the applicable closing date. The Common Stock Warrants entitles the holder to purchase one share of the Company’s Class A ordinary shares at the exercise price of a) $15 per share or (b) 92.5% of the average of the three lowest daily VWAP of the Common Stock during the ten trading day period, whichever is lower.  There are 231,312 warrants issued upon closing of the first tranche of the Convertible Note which have a five-year exercise period from the issuance date.

The Company recorded the Warrants at fair value and subsequently remeasured them to fair value at the reporting date. Changes in fair value were recognized as a component of other income (expense), net in the consolidated statements of operations. The Company recognized a gain in the consolidated statements of operations in relation to these instruments for fiscal year 2022 as follows (in thousands). There were no warrants exercised as of December 31, 2022.

Years ended December 31,
2022

Balance at the beginning of the year	$-
Warrants issued during the period	1,966
Unrealized Gain	(1,592)
Warrant Liability at the end of the year	$374

F-17

13.	Fair Value

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The company had no such instruments at December 31, 2021:

Description:	Level	December 31, 2022
Liabilities:
Warrant liability	3	$374
Convertible Notes	3	$10,911

Warrant Liability

The Common Stock Warrants are accounted for as liabilities pursuant to ASC 815-40 and are measured at fair value as of each reporting period. Changes in the fair value of the Warrants are recorded in the statements of operations each period. Changes in fair value of the liability resulting from the cumulative changes in instrument- specific credit risk will be presented in accumulated other comprehensive income.

The Common Stock Warrants were valued using a Monte Carlo simulation model, which is considered to be a Level 3 fair value measurement. Inherent in an options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The following table provides quantitative information regarding Level 3 fair value measurements for Common Stock Warrants as of December 31, 2022.

December 31, 2022
Exercise price	$15.00
Share price	$3.25
Volatility	85%
Expected life	4.84
Risk-free rate	4.01%
Dividend yield	-

Convertible Note

The Company accounts for its convertible note under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. The Company has made such election for its convertible note. Using the fair value option, the convertible note, in its entirety, is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the note are recognized as non-cash change in the fair value of the convertible note in the statements of operations. Changes in fair value of the liability resulting from the cumulative changes in instrument- specific credit risk will be presented in accumulated other comprehensive income. The fair value of the conversion feature of the note was valued utilizing the Monte Carlo simulation model.

The estimated fair value of the Convertible Notes was based on the following significant inputs:

December 31, 2022
Risk-free interest rate	4.46%
Time to expiration (in years)	1.84
Expected volatility	85%
Dividend yield	-
Stock price	$3.25
Face value	$10,000,000
Fixed conversion rate	$15.00
Roll-forward discount rate	5.11%

F-18

14.	Subsequent Events

On January 5, 2023, the Company entered into an amendment to the Securities Purchase Agreement dated November 3, 2022, pursuant to which the Company and each Investor agreed, among other things, to amend the terms and conditions of the second tranche of funding and terminate the third tranche of funding contemplated under the Purchase Agreement.

The Purchase Agreement Amendment provides that, with respect to the Second Tranche, at any time prior to the earlier to occur of (x) April 30, 2024 and (y) the twentieth (20th) trading day following the effectiveness of the resale registration statement covering the resale of all of the shares of the Company’s Class A common stock issuable under the first tranche of funding (the “First Tranche”), which closed upon signing of the Purchase Agreement, each Investor shall have the right, severally and not jointly, to purchase a base allocation of $5.0 million in Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “Notes”), which are convertible into shares of the Company’s Class A common stock, and warrants (the “Warrants”) to purchase a number of shares of the Company’s Class A common stock equal to 30% of the face value of the Notes divided by the volume weighted average price at one or more Second Tranche closings (with a total base allocation of $10.0 million, in the aggregate, for all Investors) and, solely with respect to the initial Second Tranche closing, up to an additional $5.0 million in additional Notes and related Warrants pursuant to oversubscription rights, to the extent then available. In connection with the Purchase Agreement Amendment, the Company also issued a Warrant to each Investor purchase up to an aggregate of 268,980 shares of the Company’s Class A common stock.

Concurrently with the Purchase Agreement Amendment, the Company also entered into an amendment (the “Registration Rights Agreement Amendment”) to the Registration Rights Agreement, dated as of November 3, 2022, with each Investor, pursuant to which the Company agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission registering the resale of the shares of the Company’s Class A common stock issuable under the First Tranche within 20 days after the closing of the First Tranche and registering the resale of the shares of the Company’s Class A common stock issuable under the Second Tranche within two trading days after the closing of the Second Tranche, as applicable, and to cause any such Registration Statement to become effective within 60 days after filing. On January 27, 2023, the investors exercised their rights to purchase the allowable amounts under the agreement. The Company received net proceeds of $9 million in the transaction.

On February 21, 2023, the Company consummated a public offering of an aggregate of 8.3 million units at an effective public offering price of $1.56 per unit, resulting in aggregate gross proceeds of approximately $13 million. Each unit consists of (i) one share of Class A common stock, $0.0001 par value per share (“Class A common stock”), of the Company , (ii) 0.65 Series A warrants to purchase 0.65 shares of Class A common stock (the “Series A Warrants”) and (iii) 0.75 Series B warrants to purchase 0.75 shares of Class A common stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), each such Warrant being exercisable from time to time for one share of Class A common stock at an exercise price of $1.56. The Series A Warrants were immediately exercisable and will expire five (5) years after the date of issuance. The Series B Warrants will not be exercisable  until after the date the Company effects a corporate reorganization of the Company or until after the date stockholder approval is obtained to have a sufficient number of shares of Class A common stock authorized to permit the exercise in full of the Series B Warrants, and will then expire five (5) years after the date of such corporate reorganization or stockholder approval, as applicable. The shares of Class A common stock and Warrants included in each Unit were issued separately and were immediately separable upon issuance. The Company intends to use the net proceeds of the offering primarily for general corporate purposes, which may include, but is not limited to, research and development and operations, capital equipment and raw materials. In addition, the Company may be required to use up to 40% of the gross proceeds from the offering to prepay its outstanding convertible notes at the option of the holders of such notes.

On March 13, 2023, the Company received a notice from The Nasdaq stating that, based on Nasdaq’s review of the Company’s Market Value of Listed Securities (“MVLS”) for the last 38 consecutive business days, the Company no longer meets the minimum MVLS requirement of $50 million for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5450(b)(2)(A) (the “MLVS Rule”).

The Notice has no immediate effect on the listing of the Company’s Class A common stock on Nasdaq and, in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company will have 180 calendar days, or until September 11, 2023, to regain compliance with the MVLS Rule. To regain compliance with the MLVS Rule, the MVLS for the Company’s shares of Class A common stock must be at least $50 million for a minimum of 10 consecutive business days at any time during this 180-day period. If the Company regains compliance with the MLVS Rule, Nasdaq will provide the Company with written confirmation and will close the matter.

If the Company does not regain compliance by September 11, 2023, Nasdaq will provide notice that the Company’s shares of Class A common stock are subject to delisting. In the event of such notification, the Nasdaq rules permit the Company an opportunity to appeal Nasdaq’s determination.

There can be no assurance that the Company will be able to regain compliance with the MVLS requirement or maintain compliance with the other Nasdaq listing requirements. The Company is monitoring the MLVS of its shares of Class A common stock and will consider options available to it to potentially achieve compliance. The Company may be eligible to transfer to The Nasdaq Capital Market before the expiry of the 180-day period. To qualify, the Company would be required to meet the continued listing requirements for The Nasdaq Capital Market.

F-19